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                                                                     EXHIBIT 5.3

                      [Letterhead of Hogan & Hartson L.L.P]

                                 August 18, 2003

News America Incorporated
1211 Avenue of the Americas
New York, New York 10036

The News Corporation Limited
c/o News America Incorporated
1211 Avenue of the Americas
New York, New York 10036

         Re:  Registration Statement on Form F-3/S-3 (SEC File No. 333-106837)
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Ladies and Gentlemen:

                  We are acting as United States counsel to FEG Holdings, Inc., a Delaware corporation ("FEG Holdings"), Fox Entertainment Group, Inc., a Delaware corporation ("Fox Entertainment"), News America Marketing FSI, Inc., a Delaware corporation ("FSI") and News Publishing Australia Limited, a Delaware corporation ("NPAL," and together with FEG Holdings, Fox Entertainment and FSI, the "U.S. Guarantors") and The News Corporation Limited, an Australian corporation ("News Corporation"), in connection with their registration statement on Form F-3/S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register up to US$1,655,000,000 aggregate original liquidation preference of 0.75% Senior Exchangeable BUCS (the "BUCS") of News Corporation Finance Trust II (the "Trust"), a guarantee of the BUCS by News Corporation, as set forth in the Preferred Securities Guarantee Agreement, dated as of March 21, 2003, by and among News Corporation and The Bank of New York, as trustee (the "BUCS Guarantee"), US$1,655,000,000 aggregate principal amount of 0.75% Senior Exchangeable Debentures (the "Debentures") of News America Incorporated, a Delaware corporation ("News America"), and the related joint and several, irrevocable and unconditional guarantees of the Debentures by the U.S. Guarantors (the "Debenture Guarantees"), 299,479,756 Ordinary Shares of British Sky Broadcasting Group plc, and 528,542,915 Preferred Limited Voting Ordinary Shares of News Corporation. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

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News America Incorporated
The News Corporation Limited
August 18, 2003
Page 2

                  For purposes of this opinion letter, we have examined copies of the following documents (the "Documents"):

                  1.       An executed copy of the Registration Statement.

                  2. An executed copy of the Registration Rights Agreement, dated as of March 21, 2003, by and among the News America Incorporated ("News America"), the Trust, the guarantors named therein and J.P. Morgan Securities Inc. and Salomon Smith Barney Inc., as representatives of the initial purchasers (the "Registration Rights Agreement").

                  3. An executed copy of the Amended and Restated Declaration of Trust of the Trust, dated as of March 21, 2003, among the trustees party thereto, News America, as trust sponsor, and by the holders, from time to time, of undivided beneficial interests in the Trust (the "Declaration").

                  4. An executed copy of the Indenture, dated as of March 21, 2003, by and among News America, the Guarantors (as listed therein), and the Bank of New York, as trustee, including the form of the Debentures and the form of Debenture Guarantee to be endorsed thereon annexed as exhibits thereto, as amended and supplemented by the First Supplemental Indenture, dated as of June 27, 2003 (the "Supplemental Indenture") (collectively, the "Indenture").

                  5. Executed copies of the global certificates representing the BUCS.

                  6.       An executed copy of the BUCS Guarantee.

                  7.       Executed copies of the Debentures.

                  8.       Executed copies of the Debenture Guarantees.

                  9. The Certificate of Incorporation of FEG Holdings, as certified by the Secretary of State of Delaware on March 7, 2003 and as certified by the Secretary of FEG Holdings on the date hereof as being complete, accurate and in effect.

                  10. The Bylaws of FEG Holdings, as certified by the Secretary of Holdings on the date hereof as being complete, accurate and in effect.

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News America Incorporated
The News Corporation Limited
August 18, 2003
Page 3

                  11. Certain resolutions of the Board of Directors of FEG Holdings adopted by unanimous written consents dated March 18 and June 24, 2003, each as certified by the Secretary of FEG Holdings on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Indenture, the Debenture Guarantee endorsed or to be endorsed by FEG Holdings, the Registration Rights Agreement, the Supplemental Indenture and arrangements in connection therewith.

                  12. The Certificate of Incorporation of Fox Entertainment, as certified by the Secretary of the State of the State of Delaware on March 7, 2003 and by the Secretary of Fox Entertainment on the date hereof as being complete, accurate, and in effect.

                  13. The Bylaws of Fox Entertainment, as certified by the Secretary of Fox Entertainment on the date hereof as being complete, accurate, and in effect.

                  14. Certain resolutions of the Board of Directors of Fox Entertainment adopted by unanimous written consent dated March 18, 2003 and at a meeting of the Board of Directors on June 24, 2003, and certain resolutions of the Audit Committee of the Board of Directors of Fox Entertainment adopted by unanimous written consent dated March 18, 2003, in each case as certified by an Assistant Secretary of Fox Entertainment on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Indenture, the Debenture Guarantee endorsed or to be endorsed by Fox Entertainment, the Registration Rights Agreement, the Supplemental Indenture and arrangements in connection therewith.

                  15. The Certificate of Incorporation of FSI, as certified by the Secretary of the State of the State of Delaware on March 7, 2003 and by the Secretary of FSI on the date hereof as being complete, accurate, and in effect.

                  16. The Bylaws of FSI, as certified by the Secretary of FSI on the date hereof as being complete, accurate, and in effect.

                  17. Certain resolutions of the Board of Directors of FSI adopted by unanimous written consents dated March 18 and June 24, 2003,

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News America Incorporated
The News Corporation Limited
August 18, 2003
Page 4

                           each as certified by the Secretary of FSI on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Indenture, the Debenture Guarantee endorsed or to be endorsed by FSI, the Registration Rights Agreement, the Supplemental Indenture and arrangements in connection therewith.

                  18. The Certificate of Incorporation of NPAL, as certified by the Secretary of the State of the State of Delaware on March 7, 2003 and the Certificate of Amendment thereto, as certified by the Secretary of State of the State of Delaware on July 14, 2003 as being complete, accurate and in effect; and the Certificate of Incorporation of NPAL, as amended, as certified by the Secretary of NPAL on the date hereof as being complete, accurate, and in effect.

                  19. The Bylaws of NPAL, as certified by the Secretary of NPAL on the date hereof as being complete, accurate, and in effect.

                  20. Certain resolutions of the Board of Directors of NPAL adopted by unanimous written consents dated March 18 and June 24, 2003, each as certified by the Secretary of NPAL on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Indenture, the Debenture Guarantee endorsed or to be endorsed by NPAL, the Registration Rights Agreement, the Supplemental Indenture and arrangements in connection therewith.

                  In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents, and the conformity to authentic original documents of all of the Documents submitted to us as copies (including telecopies). We have assumed that (i) each of News Corporation and the parties to the BUCS Guarantee and the Indenture (other than the U.S. Guarantors) has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its respective obligations under the Debenture Guarantees, the BUCS Guarantee and the Indenture, as applicable (ii) each of News Corporation and the parties to the BUCS Guarantee and the Indenture (other than the U.S. Guarantors) has duly authorized, executed and delivered the Debenture Guarantees, the BUCS Guarantee and the Indenture, as applicable (iii) each of News Corporation and the parties to the BUCS Guarantee and the Indenture (other than the U.S. Guarantors) is validly existing and in good standing in all necessary jurisdictions, (iv) each of the

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News America Incorporated
The News Corporation Limited
August 18, 2003
Page 5

BUCS Guarantee and the Indenture constitutes a valid and binding obligation, enforceable against all parties thereto (other than the U.S. Guarantors and News Corporation, as applicable) in accordance with its terms, (v) the Declaration constitutes a valid and binding obligation, enforceable against all parties thereto in accordance with its terms, (vi) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, execution or delivery of the Debenture Guarantees, the BUCS Guarantee, the Indenture or the Declaration and (vii) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Debenture Guarantees, the BUCS Guarantee, the Indenture or the Declaration.

                  This opinion letter is based as to matters of law solely on applicable provisions of (i) the Delaware General Corporation Law, as amended, and (ii) the law of the State of New York, (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the terms "Delaware General Corporation Law, as amended" and "the law of the State of New York" include the statutory provisions contained therein, all applicable provisions of the Delaware and New York Constitutions and reported judicial decisions interpreting these laws. With respect to clause (ii) above, the opinions expressed herein are based on a review of those laws that, in our experience, are generally recognized as applicable to the transactions contemplated in the Documents.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that the Debenture Guarantees constitute valid and binding obligations of the U.S. Guarantors and News Corporation and the BUCS Guarantee constitutes a valid and binding obligation of News Corporation.

                  In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (ii) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

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News America Incorporated
The News Corporation Limited
August 18, 2003
Page 6

                  This opinion letter has been prepared for your use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.3 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                         Very truly yours,

                                         /s/ HOGAN & HARTSON L.L.P.

                                         HOGAN & HARTSON L.L.P.